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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                     Contact:   Greg H. Guettler
                                                                President
                                                                (651) 687-9999


              HYPERTENSION DIAGNOSTICS COMMENCES WARRANT OFFERING,
                    REDUCES EXERCISE PRICE OF CLASS A WARRANT

ST. PAUL, MN, January 23, 2001 - Hypertension Diagnostics, Inc., (NASDAQ
SmallCap: HDII; HDIIW; HDIIU) announced today that it has commenced its offering of up to 2,752,192 Redeemable Class B Warrants enabling holders to purchase one share of the Company's $.01 par value Common Stock (the "Class B Warrants"). As an incentive to exercise the Company's outstanding Redeemable Class A Warrants issued in connection with its initial public offering (the "Class A Warrants"), the Company is offering the Class B Warrants to those holders of the Redeemable Class A Warrants, who properly exercise a Class A Warrant in the offering period. The offering period begins Janauary 23, 2001 and expires at 5:00 p.m. Central Time, March 26, 2001. If all of the Class A Warrant holders exercised their Class A Warrants in this offering, the Company would receive approximately $14 million in net proceeds.

         In connection with this offering, the Company has reduced the exercise price of the Class A Warrant from $5.50 to $5.15 per share of Common Stock issuable upon exercise of the Class A Warrant. The reduction in exercise price is in effect as of January 23, 2001 and will continue until the expiration of the Class A Warrant on July 22, 2002. The Class A Warrants are redeemable by the Company for $.01 per warrant, provided that the closing bid price of the Company's Common Stock exceeds $6.50 (subject to adjustment) for 14 consecutive trading days, as reported by The Nasdaq SmallCap Market.



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Page 2, Hypertension Diagnostics, Inc.
January 23, 2001


         The Class B Warrants expire on January 23, 2006 and have an exercise price of $9.00 per share of Common Stock issuable upon exercise. The Class B Warrants are redeemable by the Company for $.01 per Class B Warrant at any time the closing bid price exceeds $13.50 (subject to adjustment) for 5 consecutive trading days, as reported by The Nasdaq SmallCap Market. The Company has applied for listing of the Class B Warrants on The Nasdaq SmallCap Market, although the listing of the Class B Warrants on The Nasdaq SmallCap Market or any exchange cannot be assured.

For a copy of the prospectus please contact:

Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota  55121-1562
(651) 687-9999
Attention: James S. Murphy

         A registration statement relating to this offering was declared effective by the U.S. Securities and Exchange Commission on January 23, 2001. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.





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Page 3, Hypertension Diagnostics, Inc.
January 23, 2001


         Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2000 Annual Report on Form 10-KSB, as amended, under the caption "Risk Factors," as well as others not now anticipated.

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Hypertension Diagnostics, HDI/PulseWave and CVProfilor are trademarks of
Hypertension Diagnostics, Inc. All rights reserved.

Website:  www.hdi-pulsewave.com